SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K



                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): April 15, 1994


                              COMSAT Corporation
            (Exact name of Registrant as specified in Charter)


  District of Columbia           1-4929             52-0781863
(State or other juris-        (Commission         (IRS Employer
diction of incorporation      File Number)        Identification
                                                  Number)


 6560 Rock Spring Drive,    Bethesda, MD              20817
 (Address of principal executive offices)            Zip Code


Registrant's telephone number, including area code   (301) 214-3000


                               Not applicable.
      (Former name or former address, if changed since last report).

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

Item 5.  Other Events

     Attached to this report as Exhibit 20, and incorporated by reference in this item, is a Press Release of the Corporation, distributed on April 15, 1994, describing the Corporation's financial results for the quarter ending March 31, 1994.

Item 7.  Financial Statements and Exhibits

     (c) Exhibits (listed according to the number assigned in Item 601 of Regulation S-K).

Exhibit No.                        Description

     20                  Press Release dated April 15, 1994.

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                                   SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              COMSAT Corporation




                         By:   /s/ Allen E. Flower
                             -------------------------
                              Allen E. Flower
                              Controller


Date: April 18, 1994

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
                               EXHIBIT INDEX



Exhibit No.                Description                      Page


  20              Press Release dated April 15, 1994.         5



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
EXHIBIT 20

NEWS RELEASE                  FROM:     COMSAT Corporation
                                        6560 Rock Spring Drive
                                        Bethesda, MD 20817
                              PHONE:    301 214 3658
                              FAX:      301 214 7130
                              DATE:     April 15, 1994



                 COMSAT REPORTS FIRST QUARTER 1994 RESULTS
                           AND DECLARES DIVIDEND



BETHESDA, MD - COMSAT Corporation (NYSE:CQ) today reported record first quarter 1994 revenues of $169.5 million, up two percent over the $166.3 million reported for the same period a year earlier. Net income was $18.3 million, or 45 cents per share, compared to the same numbers for the first quarter of 1993 -- before the cumulative effect for the change in tax accounting.

     "We are committed to achieving our goal of double-digit growth in earnings for the year," said Bruce L. Crockett, President and CEO. "We are continuing to look for additional opportunities to enhance revenues and have implemented cost-containment programs."

     COMSAT Video Enterprises, Inc. (CVE) saw revenues grow 20 percent, from $21.7 million a year ago to $26.1 million in the first quarter of this year. Operating income was $2.2 million, slightly less than a year ago, based on depreciation costs and severe winter weather along the East Coast and the California earthquake that hindered the rate of installations and sales. The total number of installed and backlog hotel rooms for the On Command Video service reached 293,000 in the first quarter, compared to 111,000 for the same period last year.

     Revenues in the International Communications segment, which includes COMSAT World Systems (CWS) and COMSAT International Ventures (CIV), were $63.9 million, or about $1 million less than a year ago. An increase in traffic was offset by rate cuts in long-term contracts. Operating income was down 21 percent to $22.0 million -- largely due to a depreciation increase of 14 percent, resulting from the launch of the first INTELSAT VII satellite in the fourth quarter of 1993.

     COMSAT Mobile Communications (CMC) revenues fell by 12 percent to $44 million from $50.0 million a year earlier. The drop was due primarily to a decrease in traffic from a year earlier when world events such as the crisis in

                                  (more)

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COMSAT -- Q1'94 RESULTS -- page two                                 4/15/94

Somalia result in record system usage, and also was offset by price cuts and conversions to digital service. Operating income was off 23 percent, $13.0 million to $10.0 million, from the same period a year ago due to lower revenues and additional depreciation.

     Crockett said rate reductions in both CWS and CMC "were factored into our financial planning and we expect improved results for the remainder of the year." He said the company's belief that lower rates will stimulate demand has already begun to show up in World System's traffic.

     COMSAT Technology Services (CTS) revenues increased 21 percent to $24.3 million from $20.1 million a year earlier. Operating income increased $2.1 million from the first quarter of 1993. The CTS merger with Radiation Systems, Inc. of Sterling, VA, will be completed in the second quarter of 1994. The new business unit will be called COMSAT RSI.

     Other corporate revenues were up $1.6 million, primarily due to the success of the company's NBA Denver Nuggets, which showed paid attendance, ticket sales and net gate receipts sharply higher than a year earlier, when bond redemption costs were incurred.

     The Board of Directors declared a regular quarterly dividend of 18.5 cents per share, payable June 13, 1994, to shareholders of record May 13, 1994. This is the 95th consecutive quarterly dividend declared by the corporation.

     COMSAT Corporation (NYSE:CQ) is an international communications, information and entertainment-distribution services company. It provides voice, video and data services to customers worldwide by fixed and mobile technologies and is the largest owner and user of the global INTELSAT and Inmarsat communications satellite networks. COMSAT Corporation also furnishes satellite systems integration, wireless networks and technical consulting; offers on-demand entertainment and information services to the hospitality industry, and owns the NBA Denver Nuggets.

                                   # # #

COMSAT CONTACTS:
- ----------------
Mike Troiano        Investor Relations       (301) 214-3244
Joe Tomkowicz       News Media               (301) 214-3658

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                            COMSAT CORPORATION
                CONSOLIDATED INCOME STATEMENTS (UNAUDITED)
                  (in millions except per share amounts)


                                      For The Three Months Ended
                                      --------------------------
                                        March 31,      March 31,
                                          1994           1993
                                        --------       --------
REVENUES                                $169.5         $166.3
                                        ------         ------

OPERATING EXPENSES:
  Cost of Services                        88.4           87.1
  Depreciation and Amortization           39.3           33.5
  Research and Development                 2.6            3.2
  General and Administrative               5.4            5.3
                                        ------         ------

Total Operating Expenses                 135.7          129.1
                                        ------         ------

OPERATING INCOME                          33.8           37.2

OTHER INCOME (EXPENSE), NET                1.1           (1.2)
INTEREST INCOME                            0.2            0.2
INTEREST COST                            (11.8)         (11.9)
INTEREST CAPITALIZED                       5.7            5.1
                                        ------         ------

INCOME BEFORE TAXES AND CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE             29.0           29.4

INCOME TAX EXPENSE                       (10.7)         (11.1)
                                        ------         ------

INCOME BEFORE CUMULATIVE EFFECT
  OF ACCOUNTING CHANGE                    18.3           18.3
CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE FOR INCOME TAXES                  -              1.3
                                        ------         ------

NET INCOME                               $18.3          $19.6
                                        ======         ======

EARNINGS PER COMMON SHARE:

Before cumulativ effect of accounting
  change                                  $0.45          $0.45
Cumulative effect of accounting change     -              0.03
                                        -------        -------

Net income                                $0.45          $0.48
                                        =======        =======

AVERAGE SHARES                            41.0           40.3

Note: Average share and per share amounts have been restated for a two-for-one stock split in 1993.

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
                            COMSAT CORPORATION
             OPERATING RESULTS BY BUSINESS SEGMENT (UNAUDITED)
                               (in millions)

                                               1993                  1994
                                 --------------------------------    -----
                                 QTR 1  QTR 2  QTR 3  QTR 4  TOTAL   QTR 1
                                 -----------------------------------------
INTERNATIONAL COMMUNICATIONS     $64.9  $63.5  $61.7  $59.8  $249.9  $63.9

MOBILE COMMUNICATIONS             50.0   47.2   47.3   45.5   190.0   44.0

VIDEO ENTERPRISES                 21.7   23.1   26.1   24.9    95.8   26.1

TECHNOLOGY SERVICES               20.1   19.7   18.7   29.8    88.3   24.3

ELIMINATIONS AND OTHER             9.6    0.6   (1.3)   7.5    16.4   11.2
                                ------------------------------------------
 TOTAL REVENUES                 $166.3 $154.1 $152.5 $167.5  $640.4 $169.5
                                ====== ====== ====== ======  ====== ======


OPERATING INCOME (LOSS)

INTERNATIONAL COMMUNICATIONS     $27.9  $25.1  $22.4  $13.6   $89.0  $22.0

MOBILE COMMUNICATIONS             13.0   11.6   12.4   11.1    48.1   10.0

VIDEO ENTERPRISES (1)              2.3    2.6    3.6    3.2    11.7    2.2

TECHNOLOGY SERVICES               (1.2)   0.2    0.4    1.3     0.7    0.9

OTHER (1)                         (4.8)  (2.5)  (2.1)  (2.0)  (11.4)  (1.3)
                                ------------------------------------------
 TOTAL OPERATING INCOME          $37.2  $37.0  $36.7  $27.2  $138.1  $33.8
                                ======  =====  =====  =====  ======  =====


(1) 1993 operating income results for Video Enterprises and Other have been restated for a change in the method of allocation division overhead costs.


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
                            COMSAT CORPORATION
                   CONDENSED BALANCE SHEETS (UNAUDITED)
                               (in millions)


                                      March 31,     December 31,
                                        1994            1993
                                      ---------      ----------
CURRENT ASSETS:

  RECEIVABLES                           $148.4         $143.3

  OTHER CURRENT ASSETS                    42.0           35.2
                                      --------       --------

  TOTAL CURRENT ASSETS                   190.4          178.5
                                      --------       --------


PROPERTY IN SERVICE, NET                 952.2          968.9

PROPERTY UNDER CONSTRUCTION              381.8          339.2

OTHER ASSETS                             185.1          165.9
                                      --------       --------

  TOTAL ASSETS                        $1,709.5       $1,652.5
                                      ========       ========


CURRENT LIABILITIES:

  CURRENT NOTES PAYABLE                 $154.4         $118.1

  ACCOUNTS PAYABLE AND ACCRUED
    LIABILITIES                           77.9           97.3

  OTHER CURRENT LIABILITIES               35.8           62.4
                                      --------       --------

  TOTAL CURRENT LIABILITIES              268.1          277.8
                                      --------       --------

LONG-TERM DEBT                           437.6          402.4

OTHER NONCURRENT LIABILITIES             287.3          271.5

MINORITY INTEREST                         23.2           21.4

EQUITY                                   693.3          679.4
                                      --------       --------
  TOTAL LIABILITIES & STOCKHOLDERS'
  EQUITY                              $1,709.5       $1,652.5
                                      ========       ========

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
                            COMSAT CORPORATION
                CONDENSED CASH FLOW STATEMENTS (UNAUDITED)
                               (in millions)


                                     For The Three Months Ended
                                     --------------------------
                                      March 31,      March 31,
                                        1994           1993
                                      ---------      ---------

CASH FLOWS FROM OPERATING ACTIVITIES:

  Net Income                             $18.3          $19.6
  Adjustment for Noncash Expenses -
    Depreciation and Amortization         39.3           33.5
  Changes in Operating Assets and
    Liabilities                          (23.3)           8.2
  Other                                   (6.1)          (4.5)
                                         -----          -----
  Net Cash provided by Operating
    Activities                            28.2           56.8
                                         -----          -----

CASH FLOWS FOR INVESTING ACTIVITIES:

  Purchase of Property and Equipment     (85.3)         (44.5)
  Decrease in INTELSAT Ownership           6.6            9.7
  Other                                  (14.0)           3.0
                                         -----          -----
  Net Cash Used in Investing Activities  (92.7)         (31.8)
                                         -----          -----

CASH FLOWS FOR FINANCING ACTIVITIES:

  Dividends Paid                          (7.4)          (7.3)
  Net Borrowings (Repayments)             76.8          (15.0)
  Other                                    2.8            2.7
                                         -----          -----
  Net Cash Provided by (Used for)
    Financing Activities                  72.2          (19.6)
                                         -----          -----

NET INCREASE IN CASH AND CASH
  EQUIVALENTS                              7.7            5.4

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                      8.8            3.9
                                         -----          -----
CASH AND CASH EQUIVALENTS,
  END OF PERIOD                          $16.5           $9.3
                                         =====          =====

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